Exhibit 10.(ii)A(11)

FIRST AMENDMENT

TO THE

MONTEREY COUNTY BANK

SUPPLEMENTAL LIFE INSURANCE AGREEMENT

FOR
CHARLES T. CHRIETZBERG

THIS AMENDMENT is adopted this 31st day of October, 2006, by and between by and between MONTEREY COUNTY BANK located in Monterey, California (the “Bank”), and CHARLES T. CHRIETZBERG (the “Executive”).

The Bank and the Executive executed the MONTEREY COUNTY BANK SUPPLEMENTAL LIFE INSURANCE AGREEMENT on October 26, 2006 (the “Agreement”).

Under the terms of Article 11, the undersigned hereby amends, in part, the Agreement for the purpose changing the calculation of benefits to be paid thereunder.

Section 1.1 of the Agreement shall be deleted in its entirety.

The following Section 1.12a shall be added to the Agreement immediately following Section 1.12:

1.12a      “Schedule A” means the schedule attached to this Agreement and made a part hereof.

Sections 2.2.1 and 2.2.2 of the Agreement shall be deleted in their entirety and replaced by the following:

2.2.1        Death Prior to Separation from Service. If the Executive dies while employed by the Bank, the Executive’s Beneficiary shall be entitled to a benefit equal to the amount shown on Schedule A minus the benefit amount paid to the Executive’s beneficiary designated in Agreement 2.

2.2.2        Death After Separation from Service. If, pursuant to Article 3, the Executive has a Vested Insurance Benefit at the date of death, the Executive’s Beneficiary shall be entitled to a benefit equal to the amount shown on Schedule A minus the benefit amount paid to the Executive’s beneficiary designated in Agreement 2. If the Executive has not achieved a Vested Insurance Benefit on the date of death, the Beneficiary will not be entitled to a benefit under this Agreement.

IN WITNESS OF THE ABOVE, the Bank hereby consents to this First Amendment.

MONTEREY COUNTY BANK

By	illegible
Title	Executive Vice President

AMENDMENT TO

MONTEREY COUNTY BANK

SUPPLEMENTAL LIFE INSURANCE AGREEMENT

EXHIBIT A

(for Charles Chrietzberg)

Age of Insured at the Time of Death	Amount of Death Benefit, or 100% of the Net Death Proceeds, whichever amount is less
60	$2,940,000
61	$2,940,000
62	$2,940,000
63	$2,940,000
64	$2,940,000
65	$2,500,000
66	$2,500,000
67	$2,496,686
68	$2,493,768
69	$2,489,057
70	$1,809,170
71	$1,779,912
72	$1,771,844
73	$1,759,932
74	$1,750,960
75	$1,744,102
76	$1,737,173
77	$1,722,266
78	$1,709,919
79	$1,702,435
80	$1,693,480
81	$1,683,022
82	$1,670,556
83	$1,656,090
84 or Older	$1,639,629

Policies:	Policy Number:

1) Southland Life	0600087068
2) Union Central	U200000615
3) Union Central	U200000513
4) Alexander Hamilton	8658250
5) New York Life
6) Jefferson Pilot